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                                 EXHIBIT 23.2

                      CONSENT OF INDEPENDENT ACCOUNTANTS

     We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated March 24, 1998, appearing on page 17 of Transit Group, Inc.'s Annual Report on Form 10-KSB for the year ended December 31, 1997.

/s/ PricewaterhouseCoopers, LLP
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PricewaterhouseCoopers LLP
Atlanta, Georgia
December 8, 1998